Exhibit 10.5

TRADEMARK LICENSE AND USE AGREEMENT

This Trademark License and Use Agreement (“Agreement”) is made and effective as of September [•], 2023 by and between [NCR Corporation, a Maryland corporation, having a principal place of business at 864 Spring Street NW, Atlanta, Georgia 30308 (“NCR”), and NCR ATMCo, LLC, a Delaware limited liability company, to be converted to a Maryland corporation [and renamed [•]] prior to the Distribution Date, having a principal place of business at 864 Spring Street NW, Atlanta, Georgia 30308 [name and address to be updated if/as changed prior to the Effective Date] (“ATMCo”)]. (NCR and ATMCo may be referred to hereinafter collectively as the “Parties” and individually as a “Party”.)

RECITALS

WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement, dated [•], 2023 (the “SDA”) designed to enable the Parties to separate from one another and carry out their respective businesses;

WHEREAS, NCR previously granted to Cardtronics USA, Inc. (“Cardtronics”) and its Affiliates (including ATMCo) a license to use certain trademarks and service marks pursuant to that certain Intellectual Property Assignment and License Agreement by and between them having an effective date as of ______ “Prior Mark License”);

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have entered into that certain Patent and Technology Cross-License Agreement by and between them (“PTCLA”), with the PTCLA being deemed to have been entered into immediately prior to execution of this Agreement, and the PTCLA terminates the Prior Mark License;

WHEREAS, NCR is the owner of the Licensed Marks (defined below);

WHEREAS, NCR wishes to grant to ATMCo, and ATMCo wishes to obtain, a license to use the Licensed Marks, in accordance with the terms and subject to the conditions set forth herein;

WHEREAS, the Parties wish to clarify use of the Licensed Marks by them; and

WHEREAS, this Agreement constitutes the Trademark License Agreement referred to in the SDA.

NOW, THEREFORE, in consideration for the promises and covenants forth in this Agreement, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group, including by reason of having common stockholders or one or more directors in common. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“ATMCo Business” means the business, activities and operations of NCR or any of its Affiliates (such Affiliates measured as of immediately prior to the Distribution and including the members of the ATMCo Group and the members of the NCR Group) in or with respect to the self-service banking, payments & network, and telecommunications and technology businesses, in each case as more fully described in the Registration Statement and/or reflected in the financial statements included therein (including, for the avoidance of doubt, the business, activities and operations of Cardtronics and Moon Inc. described and/or reflected in the financial statements included therein), as conducted at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses; provided that the ATMCo Business shall not include (1) the business, activities and operations of NCR or any of its Affiliates (including the members of the ATMCo Group and the members of the NCR Group) in or with respect to the retail, hospitality and digital banking businesses, in each case as more fully described in NCR’s Form 10-K filed with the SEC on February 27, 2023 and/or reflected in the financial statements for the reportable segments of the same names included therein, or (2) the merchant acquiring services in the retail, hospitality and other industries described as being part of NCR’s payments & network segment therein and/or reflected in the financial statements for such segment therein, in each case as conducted at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses.

“ATMCo Common Stock” means all of the issued and outstanding shares of common stock of ATMCo, $0.01 par value per share.

“ATMCo Company Name” means Atleos (or a modification thereof or other name in each case approved in advance in writing by NCR (such approval not to be unreasonably withheld)).

“ATMCo Excluded Fields” has the meaning set forth on Schedule 1.

“ATMCo Fields” means the fields in which products (including software products) and services (“Solutions”) made, used, marketed, offered for sale or license, sold or licensed, imported, exported, distributed or otherwise disposed of as of the Effective Date by or for

ATMCo or any of its Affiliates as of the Effective Date in or for the ATMCo Business as of the Effective Date and the Natural Evolutions of any of the foregoing.

“ATMCo Group” means ATMCo and each Person that is a Subsidiary of ATMCo as of immediately prior to the Distribution, and each Person that becomes a Subsidiary of ATMCo after the Distribution.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in New York, New York.

“Distribution” means the distribution by NCR to the holders of all of the issued and outstanding shares of NCR Common Stock as of the close of business on the Record Date, on a pro rata basis, of all of the issued and outstanding shares of ATMCo Common Stock.

“Distribution Date” means [•], 2023.

“Effective Date” means the time on the Distribution Date immediately following the Distribution.

“Electronic Addresses” means Internet domain names, social media addresses and other similar or successor electronic addresses (whether now known or hereafter devised).

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, or any other regulatory, self-regulatory, administrative or governmental organization or authority, including the NYSE and any similar self-regulatory body under applicable securities Laws.

“Group” means (a) with respect to NCR, NCR and its Affiliates, and (b) with respect to ATMCo, ATMCo and its Affiliates.

“House Mark” means the term “NCR”.

“Improvements” means any modifications, improvements, enhancements or derivatives (including derivative works).

“Information Statement” means the information statement of ATMCo, included as Exhibit 99.1 to the Registration Statement, including any amendments or supplements thereto.

“Law” means any applicable foreign, federal, national, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code or other requirement enacted, promulgated, issued or entered into, or act taken, by a Governmental Authority.

“License” means the licenses (and associated rights) granted with respect to the Licensed Marks in Section 2.1.

“Licensed Marks” means the House Mark and the Shared Product Marks.

“Marks” means, on a worldwide basis, trademarks, service marks and similar source identifiers (whether registered or unregistered).

“Natural Evolution” means the natural or reasonably expected growth, changes (including Improvements) or evolution of a Solution or the ATMCo Business over time, including with respect to and in light of technology, Solutions, and markets. Notwithstanding the preceding sentence, Natural Evolutions shall not include Solutions or any business (including any Natural Evolution of the ATMCo Business) in or for the ATMCo Excluded Fields.

“NCR Business” means (1) the business, activities and operations of NCR or any of its Affiliates (such Affiliates measured as of immediately prior to the Distribution and including the members of the ATMCo Group and the members of the NCR Group) in or with respect to the retail, hospitality and digital banking businesses, in each case as more fully described in NCR’s Form 10-K filed with the SEC on February 27, 2023 and/or reflected in the financial statements for the reportable segments of the same names included therein, and (2) the merchant acquiring services in the retail, hospitality and other industries described as being part of NCR’s payments & network segment therein and/or reflected in the financial statements for such segment therein, in each case as conducted at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses.

“NCR Common Stock” means all of the issued and outstanding shares of common stock of NCR, par value $0.01 per share.

“NCR Company Name” means Voyix or a modification thereof or other name that does not include Atleos or a company name confusingly similar to Atleos.

“NCR Group” means (i) NCR and each of its Subsidiaries immediately following the Distribution, and (ii) each Person that becomes a Subsidiary of NCR after the Distribution, in each case, other than the members of the ATMCo Group.

“NYSE” means the New York Stock Exchange.

“Person” means any natural person, corporation, general or limited partnership, limited liability company or partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Proceeding” means any claim, charge, demand, action, cause of action, suit, countersuit, arbitration, litigation, inquiry, subpoena, proceeding, or investigation of any kind by or before any court, grand jury, Governmental Authority or any arbitration or mediation tribunal or authority.

“Prohibited ATMCo Business” means the NCR Business and the activities on Schedule 1.

“Prohibited NCR Business” means the ATMCo Business and the activities on Schedule 1.

“Record Date” means [•], 2023.

“Registration Statement” means the Registration Statement on Form 10 of ATMCo (which includes the Information Statement) relating to the registration under the Exchange Act of ATMCo Common Stock, including all amendments or supplements thereto.

“Shared Product Marks” means the trademarks and service marks set forth on Schedule 3.

“Subsidiary” means with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity or economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

“Third Party” means any Person other than the Parties or any members of their respective Groups.

Each of the above defined terms (as well as the other terms defined herein), while defined in the singular or plural (as the case may be), may also be used herein in the plural or the singular, respectively, to mean the plural or the singular of the defined term, and different tenses of these terms shall have the corresponding meaning as those terms. The use of “include”, “including” or other tenses of those terms means respectively “include, without limitation,”, “including, without limitation” and with respect to other tenses as if “, without limitation,” immediately follows such other tenses.

ARTICLE II

LICENSE

2.1 License. Subject to the terms and conditions of this Agreement, NCR hereby grants to ATMCo and each of its Affiliates while such Affiliate is an Affiliate of ATMCo:

(a) a personal, exclusive (except as otherwise provided in or by this Agreement), non-transferrable (except as provided in Section 13.4), non-sublicensable (except as provided in Section 2.2), perpetual, irrevocable (except as provided in Section 10.1), fully paid-up (including without any obligation to pay any royalties or other compensation), worldwide license to use, in or for the ATMCo Fields, the House Mark with (i) the ATMCo Company Name, and (ii) the Marks with the respective Solutions set forth in Schedule 2 and the Natural Evolutions of such Solutions, provided they are Improvements to such Solutions. For further clarity, (A) such license does not extend to use the House Mark in the ATMCo Excluded Fields, and (B) such license shall only be exclusive with respect to the ATMCo Fields as of the Effective Date (which for further clarity shall not apply to any Natural Evolutions thereof).

(b) a personal, non-exclusive (except as otherwise provided in or by this Agreement), non-transferrable (except as provided in Section 13.4), non-sublicensable (except as provided in Section 2.2), perpetual, irrevocable (except as provided in Section 10.1), fully paid-up (including without any obligation to pay any royalties or other compensation), worldwide license to use the Shared Product Marks solely in connection with the respective Solutions, as set forth in Schedule 3 and the Natural Evolutions of such Solutions, provided they are Improvements to such Solutions, in and for the ATMCo Fields.

The License shall include a right to use the Licensed Marks in an Electronic Address (subject to Section 4.3).

Notwithstanding anything to the contrary herein, for a period of three (3) years immediately following the Effective Date, the licenses set forth in this Section 2.1 shall not apply to or for, or provide any rights with respect to, use of any of the Licensed Marks within or for the Prohibited NCR Business (including with respect to any Solutions or Natural Evolutions thereof). For further clarity, this paragraph shall no longer apply after such period of three (3) years.

2.2 Sublicensing. ATMCo and its Affiliates while such Affiliate is an Affiliate of ATMCo shall have the right to sublicense the License to:

(a) the customers of ATMCo or any of its Affiliates for such customers to use the Licensed Marks in conjunction with the corresponding Solutions provided by or for ATMCo or any of its Affiliates to such customers for such customers to use them in conjunction with such Solutions in a manner approved by ATMCo (which may be pursuant to the agreement specified in the last paragraph of this Section 2.2) to properly designate the source of origin of such Solutions in support of ATMCo’s and its Affiliates’ businesses; and

(b) any Persons operating on behalf of and for ATMCo or any of its Affiliates (including any of its developers, manufacturers, distributors or resellers) with respect to Solutions of or for ATMCo or any of its Affiliates, to the extent such Person is operating on behalf of or for it with respect to such Solutions in a manner approved by ATMCo (which may be pursuant to the agreement specified in the last paragraph of this Section 2.2) to properly designate the source of origin of such Solutions in support of ATMCo’s and its Affiliates’ businesses.

Notwithstanding anything to the contrary herein, each sublicense of any of the Licensed Marks to a sublicensee under this Agreement may only be granted and effective by means of a written agreement between ATMCo or its Affiliate and a sublicensee having terms and conditions consistent with this Agreement applicable to such sublicense, including the obligations specified in Articles III and IV. NCR shall be deemed a third party beneficiary of any such agreement, and ATMCo shall be responsible for any breach of the terms and conditions of this Agreement by any sublicensee or any of ATMCo’s Affiliates.

2.3 Limitations and Reservations. Notwithstanding anything to the contrary herein, the License is subject to any rights of or obligations owed to any Third Party under any agreement with respect to any of the Licensed Marks existing as of the Effective Date between NCR (or its Affiliates) and any such Third Party. Except as expressly provided herein, NCR reserves all rights with respect to the Licensed Marks, including with respect to the use, registration and licensing thereof.

2.4 No Other Rights. Except to the extent specifically provided herein, no Person is granted or provided with, or obtains, any license or rights under, to or with respect to any other Marks owned by NCR.

ARTICLE III

QUALITY STANDARDS

3.1 Quality Control and Standards.

(a) ATMCo and its Affiliates shall use the Licensed Marks only in conjunction with the Solutions to the extent licensed by the License that at all times have a level of quality which equals or exceeds the levels of quality associated with the businesses and operations of the NCR Group and the ATMCo Group as of the Effective Date.

(b) Each Party and its Affiliates shall use the Licensed Marks in a manner that would not reasonably be expected to disparage or dilute or reflect negatively on the goodwill of such Marks or tarnish the reputation of the other Party or its Affiliates, including by refraining from the use of inappropriate images and materials used in connection with the Licensed Marks.

(c) In the event of any act or omission of either Party or its Affiliates which results or would reasonably be expected to result in material adverse effect on the business or reputation of the other Party or its Affiliates or the Licensed Marks, or materially tarnishes or would reasonably be expected to materially tarnish the reputation of the other Party or its Affiliates, the Parties and its Affiliates, if applicable, will reasonably cooperate with each other to promptly implement a plan and effort to address and remedy such negative impact, in a form reasonably approved in writing by the Party or its Affiliates harmed, or reasonably expected to be harmed, with all costs and expenses relating to such plan and effort to be borne by the Party or its Affiliates causing, or reasonably expected to cause harm.

ARTICLE IV

USE OF THE LICENSED MARKS

4.1 Use of Licensed Marks.

(a) ATMCo and its Affiliates shall use the Licensed Marks in accordance with applicable trademark usage principles, any guidelines provided by NCR to ATMCo, and in accordance with all applicable Laws (including those relating to the maintenance of the validity and enforceability of the Licensed Marks); and shall not take action which is intended, or would reasonably be expected, to harm the reputation of NCR, its Affiliates or the Licensed Marks (including tarnishing them) or the goodwill associated with any of the foregoing.

(b) NCR and its Affiliates shall use the Licensed Marks in accordance with applicable trademark usage principles and in accordance with all applicable Laws (including those relating to the maintenance of the validity and enforceability of the Licensed Marks); and shall not take action which is intended, or would reasonably be expected, to harm the reputation of ATMCo, its Affiliates or the Licensed Marks (including tarnishing them) or the goodwill associated with any of the foregoing. Nothing contained herein shall prohibit NCR from abandoning any of its Marks.

4.2 Presentation of Licensed Marks.

(a) ATMCo and its Affiliates shall always use the House Mark (i) followed by the ATMCo Company Name, including with an associated logo and tagline, at ATMCo’s discretion, or (ii) with the respective other Marks and Solutions set forth in Schedule 2 (or as used or included in the Shared Product Marks). In the event of any termination of this Agreement pursuant to Section 10.1, at the expense of ATMCo, (x) NCR shall assign to ATMCo all of its right, title and interest in the ATMCo Company Name (and the portion of any combination mark that comprises the ATMCo Company Name but not the combination mark itself), and (y) the Parties shall reasonably cooperate to cancel any registrations for the House Mark in combination with the ATMCo Company Name.

(b) NCR and its Affiliates shall not use the House Mark alone or with the ATMCo Company Name. Notwithstanding the foregoing, NCR may use the House Mark alone to the extent reasonably necessary to maintain applications and registrations for the House Mark alone or in logo or stylized format, with such use to be only periodically and in a non-prominent manner.

4.3 Electronic Addresses.

(a) ATMCo and its Affiliates shall ensure that any Electronic Addresses that include or use the House Mark and are used by or on behalf of ATMCo or its Affiliates contain the ATMCo Company Name (and ATMCo shall maintain such Electronic Addresses and associated sites at ATMCo’s cost), and NCR shall ensure that any Electronic Addresses that include or use the House Mark and are used by or on behalf of NCR contain the NCR Company Name (and NCR shall maintain such Electronic Addresses and associated sites at NCR’s cost).

(b) The homepage of www.ncr.com shall serve as a landing page to enable redirection of Persons to NCR and ATMCo sites, respectively, as reasonably agreed to by the Parties and in a form and manner that is intended to provide equivalent placement for and access to NCR and ATMCo (and such domain name and associated site shall be maintained at NCR’s cost).

(c) Except as permitted by the License with respect to Marks in Schedule 2 (and, for further clarity, Shared Product Marks), ATMCo and its Affiliates shall not combine the House Mark with another company name.

4.4 Transition. The Parties acknowledge and agree that, notwithstanding any other provision in this Agreement, ATMCo and NCR (and their respective Affiliates) shall have the right to transition from use of the House Mark alone to use of the House Mark with the ATMCo Company Name or NCR Company Name, as the case may be, after the Effective Date; provided, however, that each Party (and its Affiliates) shall use commercially reasonable efforts to transition from use of the House Mark alone to use of the House Mark with the ATMCo Company Name or NCR Company Name, as the case may be, recognizing that the intent of the Parties is to transition as promptly and cost-effectively as possible and, in any event, except as otherwise provided below, within two (2) years of the Effective Date; provided further that, notwithstanding the foregoing, the Parties (and their respective Affiliates) shall (i) be permitted to exhaust in the ordinary course all invoices, letterhead (except in electronic form), stationary, catalogs, business cards, presentations, promotional items, decals, brochures, displays, signs, marketing materials, packaging and similar items with respect to the foregoing (“Business Materials”), and product existing in inventory or for which manufacturing has been first initiated or committed to as of the Effective Date, (ii) ensure that any and all orders, requisitions and purchases of new Business Materials including any use of such Business Materials, made or first initiated or committed to after the Effective Date shall comply with Sections 4.1 through Section 4.3, and (iii) be permitted to use or reference the name NCR or NCR Corporation alone in factual historical references. Notwithstanding the foregoing, the Parties (and their respective Affiliates) shall transition office and facility signage from use House Mark alone to use of the House Mark with the ATMCo Company Name or NCR Company Name, as the case may be, within two (2) years of the Effective Date (or such later date as may be approved by the other Party in writing). Without limitation to the foregoing, any cessation of use of a House Mark that requires approval by a Governmental Authority shall be expeditiously assembled, submitted and diligently prosecuted for approval by the applicable Governmental Authority in a timely fashion by the Party (or its Affiliates) seeking approval (and shall be subject to receipt of such approval). Notwithstanding anything to the contrary herein, during the transition periods (and in conjunction with the transition) described in this Section 4.4 (and in a manner consistent with the terms of Article IV applicable to the Licensed Marks), (x) ATMCo and its Affiliates shall have the right to use certain logos, taglines and Marks associated with the House Mark that exist as of the Effective Date and are set forth in Schedule 4 (as set forth in such Schedule), and (y) NCR and its Affiliates shall have the right to use certain logos, taglines and Marks associated with the House Mark that exist as of the Effective Date and are set forth in Schedule 5 (as set forth in such Schedule).

ARTICLE V

ADDITIONAL COVENANTS

5.1 Exclusivity. NCR and its Affiliates covenant to abide by the exclusivity provided by the License to ATMCo and its Affiliates and shall not use the House Mark in the ATMCo Fields as of the Effective Date (which for further clarity shall not apply to any Natural Evolutions thereof).

5.2 Limited Non-Compete. NCR covenants for a period of three (3) years immediately following the Effective Date, that neither NCR nor any of its Affiliates shall use the House Mark within or for the Prohibited ATMCo Business (including with respect to any Solutions or Natural Evolutions thereof). ATMCo covenants for a period of three (3) years immediately following the Effective Date, that neither ATMCo nor any of its Affiliates shall use the House Mark within or for the Prohibited NCR Business (including with respect to any Solutions or Natural Evolutions thereof).

5.3 Use of House Mark. Neither Party nor any of its Affiliates shall be permitted to use the House Mark alone subsequent to the transition period as described in Section 4.4, except as provided in Section 4.2(b). Subsequent to the transition period described in Section 4.4, NCR and its Affiliates shall not use the House Mark in or with the Marks, logos and taglines used in or with the House Mark set forth in Schedule 4. ATMCo and its Affiliates shall not use the House Mark outside the ATMCo Fields or in any manner other than to the extent licensed by the License.

ARTICLE VI

OWNERSHIP AND PROTECTION OF MARKS

6.1 Ownership of the Licensed Marks. ATMCo acknowledges that the Licensed Marks (including, for further clarity, the House Mark) and all rights therein and thereto and the goodwill pertaining thereto, are owned exclusively by and belong exclusively to NCR and its Affiliates. ATMCo’s and its Affiliates’ and sublicensees’ use of the Licensed Marks and any and all goodwill generated thereby or associated therewith shall inure solely to the benefit of NCR and its Affiliates. ATMCo and its Affiliates and sublicensees shall not (a) register or seek to register in any jurisdiction (i) any Marks including or used with the House Mark or any associated Marks, logos, or taglines, or (ii) any Licensed Mark (including any Mark that includes, is used with, or is a derivation of or likely to be confusingly similar to a Licensed Mark), (b) directly or indirectly contest the ownership or validity of any rights of NCR or any of its Affiliates in or to (i) any Marks including or used with the House Mark or any associated Marks, logos, or taglines, or (ii) any of the Licensed Marks, or (c) contest the fact that ATMCo and its Affiliates’ rights under this Agreement are solely as a licensee and subject to all of the terms and conditions herein.

6.2 Registration. All applications and registrations for or that include a Licensed Mark (including, for further clarity, the House Mark) shall be filed in the name of NCR (or an Affiliate of NCR designated by NCR) and, as between NCR and ATMCo and their respective Affiliates, NCR (or an Affiliate of NCR designated by NCR) shall file the documents with the applicable Governmental Authorities in connection therewith. NCR shall be responsible for prosecuting, registering, and maintaining applications and registrations for the Licensed Marks; provided that, in the event that NCR intends to abandon any such registration or application for a Licensed Mark, it shall provide written notice to ATMCo of such intent and, upon ATMCo’s written request within thirty (30) Business Days of such written notice, NCR shall continue to maintain such application or registration at ATMCo’s cost (or, at NCR’s discretion, ATMCo shall be responsible for prosecuting, registering, and maintaining any such application and registration, in the name of NCR at ATMCo’s cost). ATMCo shall be responsible for the cost of searching, investigating, filing, prosecuting, registering and maintaining such applications and registrations that (i) are for or constitute a portion of the Marks in Schedule 2 in combination with the House Mark; (ii) cover only the ATMCo Fields, or (iii) are solely used by ATMCo and its Affiliates (and not NCR or its Affiliates). ATMCo and NCR shall each be responsible for fifty percent (50%) of the cost of searching, investigating, filing, prosecuting, registering and maintaining such applications and registrations that are for or constitute a portion of the Licensed Marks used by both NCR and ATMCo (or their respective Affiliates), including the Shared Product Marks. At the reasonable request of a Party, the other Party shall reasonably consult and cooperate with such Party in connection with NCR’s and its Affiliates’ filings for applications and registrations for or that include a Licensed Mark.

6.3 Enforcement. The Parties shall address infringements, dilutions and other violations of or with respect to the Licensed Marks by Third Parties or challenges related to the Licensed Marks by any Third Party (including with respect to ownership and rights to enforce) as set forth in Schedule 6.

6.4 Recordation. In the event NCR or ATMCo (or their respective Affiliates) deems recordation of this Agreement necessary, the other Party shall reasonably cooperate, at the requesting Party’s expense (for reasonable out-of-pocket expenses), in connection with the recording of this Agreement with the appropriate Governmental Authorities and in the renewal of such recordation. The Parties shall provide assistance and information to each other as reasonably necessary to accomplish such recordation, including by submitting a revised version of this Agreement in a form necessary, but without change of substance (except where such change is necessary for purposes of recordation) hereof, for recordation. Upon termination of this Agreement, the Parties shall cooperate to effect a cancellation or termination of any recordation of this Agreement with the appropriate Governmental Authorities, and the Parties will grant, and hereby do grant, to each other an irrevocable power of attorney coupled with an interest to effect such cancellation within twenty (20) days after the termination of this Agreement.

ARTICLE VII

ONGOING COLLABORATION

7.1 Possible Consumer Confusion. Each Party shall inform the other Party of any instances of actual consumer confusion regarding the use of the House Mark or Shared Product Marks by the Parties. The Parties shall cooperate in good faith to address any such instances of actual consumer confusion.

7.2 Misdirected Communications. Each Party and its Affiliates shall use commercially reasonable efforts to redirect communications intended for the other Party or its relevant Affiliates to such other Party or Affiliate as the case may be. In the event that a Party or its Affiliates experience an appreciable number of communications intended for the other Party or its Affiliates as a result of the use of the Licensed Marks hereunder, then at a Party’s request the Parties will reasonably cooperate with each other to implement a process to cross-refer to the other Party misdirected inquiries and complaints intended for such other Party and to aid in resolution of this issue.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification obligations and procedures shall be in accordance with that set forth in Schedule 8.

ARTICLE IX

DISCLAIMER AND LIABILITY

9.1 DISCLAIMER. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ALL LICENSES TO ANY AND ALL LICENSED MARKS UNDER THIS AGREEMENT ARE BEING MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, INCLUDING (A) AS TO THEIR VALUE OR FREEDOM FROM ANY SECURITY INTERESTS; (B) AS TO TITLE, NONINFRINGEMENT, VALIDITY, ACCURACY OF INFORMATIONAL CONTENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT A PARTY OR ITS AFFILIATES KNOWS OR HAS REASON TO KNOW ANY SUCH PURPOSE) OR ANY OTHER MATTER, INCLUDING ANY WARRANTY (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, BY COURSE OF DEALING OR OTHERWISE; OR (C) AS TO THE LEGAL SUFFICIENCY TO GRANT ANY RIGHTS THEREIN AND AS TO ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AND NEITHER PARTY, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITH RESPECT TO THE LICENSED MARKS, INCLUDING WITH RESPECT TO THE MATTERS DESCRIBED IN THE FOREGOING CLAUSES (A)-(C). WITHOUT LIMITING THE FOREGOING, ATMCO AND ITS AFFILIATES HEREBY ACKNOWLEDGE AND AGREE THAT ALL LICENSES IN THIS AGREEMENT ARE BEING MADE “AS IS, WHERE IS.”

9.2 Limitation on Damages. EXCEPT IN THE CASE OF A BREACH OF THE COVENANTS SET FORTH IN SECTIONS 5.1, 5.2, OR 5.3, ANY CONFIDENTIALITY OBLIGATION HEREIN OR ANY BREACH OF THIS AGREEMENT THAT HAS A MATERIAL ADVERSE EFFECT ON THE BUSINESS OR REPUTATION OF THE OTHER PARTY OR ITS AFFILIATES OR THE LICENSED MARKS, THE PARTIES EXPRESSLY AGREE THAT UNDER NO CIRCUMSTANCES SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES) BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OR LOSS OF ANY KIND, OR FOR ANY LOST PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGES, EVEN IF SUCH PARTY (OR ANY OF ITS AFFILIATES) HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS, ARISING OR RESULTING FROM OR RELATING TO THIS AGREEMENT (INCLUDING THE REQUIREMENTS, OBLIGATIONS OR ACTIVITIES OF SUCH PARTY (OR ANY OF ITS AFFILIATES) PURSUANT TO THIS AGREEMENT), REGARDLESS OF WHETHER SUCH DAMAGES OR LOSS ARE BASED ON BREACH OF WARRANTY OR CONTRACT, STRICT LIABILITY, NEGLIGENCE, TORT OR OTHERWISE.

ARTICLE X

TERM AND TERMINATION

10.1 Term and Termination.

(a) This Agreement shall commence as of the Effective Date, and shall be non-terminable, unless terminated earlier pursuant to this Section 10.1.

(i) In the event that ATMCo (and its sublicensees) ceases all use of a Licensed Mark throughout the world for a period of three (3) consecutive years, this Agreement may be terminated with respect to the Licensed Mark (as applicable) upon written notice by NCR.

(ii) In the event that NCR (and its licensees other than ATMCo and its sublicensees) ceases (A) all use of the House Mark or (B) all use of a Shared Product Mark that does not use or include a House Mark throughout the world for a period of three (3) consecutive years, this Agreement may be terminated with respect to the House Mark or such Shared Product Mark (as applicable) upon written notice by ATMCo, provided that in the event of such a termination by ATMCo for nonuse, if ATMCo provides written notice to NCR within thirty (30) Business Days of such termination that it desires to obtain ownership of such Licensed Mark and has a bona fide intent to continue to use such Licensed Mark, NCR shall assign all of its right, title and interest in the applicable Licensed Mark to ATMCo (and, for further clarity, if ATMCo does not provide such notice within such time period or does not have such bona fide intent, NCR shall be free to sell, assign, transfer or otherwise dispose of such Licensed Mark, including to a Third Party).

(iii) In the event that a Party materially breaches this Agreement and such breach has a material adverse effect on the business or reputation, taken as a whole, of the non-breaching Party (or the Licensed Marks), and the breaching Party fails to cure such breach, or if such breach is not reasonably curable during such time period fails to implement steps reasonably intended to cure or remedy such breach, within sixty (60) days’ written notice from the non-breaching Party (or such longer period of time, not to exceed one (1) year, if the breaching Party is using and continues to use reasonable and good faith diligent efforts to cure or remedy such breach), this Agreement may be terminated (provided that such termination shall only be in part, with respect to (A) the relevant Licensed Marks, if such breach relates to particular Licensed Marks that do not use or include a House Mark, or (B) all Licensed Marks that use or include the House Mark, if such breach relates to Licensed Marks that use or include the House Marks) upon written notice by the non-breaching Party if there is and only following a finding in a final and non-appealable judgment pursuant to Section 12.3 that such breach and failure to cure or implement such steps (as applicable) occurred, and (x) if this Agreement in its entirety is so terminated by ATMCo and ATMCo provides written notice to NCR within thirty (30) Business Days of such termination that it desires to obtain ownership of the Licensed Marks and has a bona fide intent to continue to use such Licensed Marks, NCR shall assign all of its right, title and interest in the applicable Licensed Marks to ATMCo, and (y) if this Agreement in part is so terminated by ATMCo and ATMCo provides written notice to NCR within thirty (30) Business Days of such termination that it desires to obtain ownership of the relevant Licensed Marks with respect to which the Agreement has been terminated (as provided in clause (A) or (B) above) and has a bona fide intent to continue to use such Licensed Marks, NCR shall assign all of its right, title and interest in such applicable Licensed Marks to ATMCo (and, in each instance, for further clarity, if ATMCo does not provide such notice within such time period or does not have such bona fide intent, NCR shall be free to sell, transfer or otherwise dispose of such Licensed Marks, including to a Third Party).

(iv) ATMCo shall have the right at any time to terminate this Agreement (whether in whole or with respect to a particular Licensed Mark) upon written notice to NCR.

10.2 Effect of Termination.

(a) Upon the termination of this Agreement (or termination in part with respect to a particular Licensed Mark (“Partial Termination Mark”)), pursuant to Section 10.1(a)(i), Section 10.1(a)(iii) or Section 10.1(a)(iv), ATMCo shall and shall cause each of its sublicensees to no later than one (1) year following such termination:

(i) cease any and all use of the Licensed Marks (or the Partial Termination Mark);

(ii) destroy and require all agents and employees to destroy all publicly facing or accessible materials bearing the Licensed Marks (or the Partial Termination Mark); and

(iii) send a written statement to NCR verifying that it has complied with the foregoing clauses (i)–(ii).

(b) Upon the termination of this Agreement by ATMCo pursuant to Section 10.1(a)(iii) (or termination in part with respect to particular Licensed Marks that are required to be assigned to ATMCo (“Assigned Partial Termination Marks”)), NCR shall and shall cause each of its other licensees to no later than one (1) year following such termination:

(i) cease any and all use of the Licensed Marks (or the Assigned Partial Termination Marks);

(ii) destroy and require all agents and employees to destroy all publicly facing or accessible materials bearing the Licensed Marks (or the Assigned Partial Termination Marks); and

(iii) send a written statement to NCR verifying that it has complied with the foregoing clauses (i)–(ii).

10.3 Rights and Remedies. The rights and remedies of NCR set forth in this Article X are in addition to all other rights and remedies available at Law.

ARTICLE XI

CONFIDENTIALITY

11.1 Each Party agrees that any confidential information that it or any of its Affiliates receives from disclosure by, or otherwise obtains from, or is granted rights from, the other Party or any of its Affiliates under or in connection with this Agreement (“Confidential Information”) shall be maintained as confidential by such Party and its Affiliates and not disclosed to any third party (except as provided herein) without the prior written consent of the other Party, and used only for the purposes for which it was provided.

11.2 The schedules attached to this Agreement and designated as confidential are, and shall be treated by each Party as, confidential, and not disclosed to any third party without the prior written consent of the other Party.

11.3 Notwithstanding Sections 11.1 and 11.2, each Party shall have the right to disclose (a) the schedules to (i) potential and actual acquirers of or financing sources for such Party, any of its Affiliates or any of their businesses or Solution-lines to which the Licensed Mark(s) are relevant, (ii) confirm or make others aware of the licenses and rights granted to it herein, in each case subject to confidentiality obligations that are at least as restrictive as those provided herein, and (b) the schedules and any Confidential Information (i) to its Affiliates and any of its and its Affiliates’ employees, contractors, consultants, agents, attorneys, and accountants on a need to know basis subject to confidentiality obligations that are at least as restrictive as those provided herein, and (ii) as required by any court or Governmental Authority or Law, or with respect to enforcement of this Agreement or any of its terms or conditions, provided such Party provides prior notice to the other Party, to the extent it can, so as to afford such other Party an opportunity to protect the confidentiality thereof (including by means of a protective order), with the support of such Party.

ARTICLE XII

DISPUTE RESOLUTION

12.1 Negotiation.

(a) In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of or in any way related to this Agreement or the transactions contemplated hereby or thereby, including any claim based on Law, contract, tort or otherwise (but excluding any controversy, dispute or claim arising out of any contract with a Third Party if such Third Party is a necessary party to such controversy, dispute or claim) (each a, “Dispute”), either Party shall provide written notice of such Dispute to the other Party in writing in accordance with the terms of this Agreement (“Dispute Notice”). The Party receiving such Dispute Notice shall have twenty (20) days from the date of delivery of the Dispute Notice (the “Disagreement Deadline”) to deliver in writing to the other Party its disagreement with the Dispute Notice (a “Notice of Disagreement”). If the Party receiving a Dispute Notice serves a timely Notice of Disagreement, the Dispute set forth in the Dispute Notice shall be referred by either Party or any of the members of their respective Groups for negotiation as set forth in this Section 12.1(a). The Parties agree to negotiate in good faith to resolve any noticed Dispute within forty-five (45) days from the time of receipt of the Notice of Disagreement and the forty-five (45) day period is not extended by mutual written consent, then the Chief Executive Officers of the Parties shall enter into negotiations for a reasonable period of time to settle such Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed sixty (60) days from the forty-fifth (45th) day noted above, if and as extended by mutual agreement of the Parties (the “Negotiation Deadline”).

(b) Notwithstanding anything to the contrary contained in this Agreement, in the event of any Dispute with respect to which a Dispute Notice has been delivered in accordance with this Section 12.1, (i) the relevant Parties shall not assert that a Dispute that was timely at the time a Dispute Notice was served was untimely based on the passage of time after the date of receipt of a compliant Dispute Notice, and (ii) any statute of limitation, contractual time period or deadline under this Agreement to which such Dispute relates (but not any other equitable time period limitation) shall be tolled until final adjudication of the underlying Dispute. All things said or disclosed and all documents produced in the course of any negotiations, conferences and discussions in connection with efforts to settle a Dispute that are not otherwise independently discoverable shall not be offered or received as evidence or used for impeachment or for any other purpose in any Proceeding and shall be considered as to have been said, disclosed or produced for settlement purposes only.

12.2 Right to Seek Urgent Relief Immediately. The Parties’ agreement to negotiate and the requirement to provide a Dispute Notice each as described in Section 12.1 shall not prevent either Party from commencing arbitration (according to the procedures set forth in Section 12.3) or court proceedings (for the purposes specified in Section 12.3(e)) in order to seek injunctive or other urgent relief, including but not limited to conservatory measures to maintain the status quo or prevent dissipation of assets or injury to property.

12.3 Arbitration.

(a) If (i) the Dispute has not been resolved for any reason by the Disagreement Deadline and no Notice of Disagreement is delivered by the Disagreement Deadline, or (ii) a timely Notice of Disagreement is delivered and the Dispute has not been resolved for any reason by the Negotiation Deadline, then, in each case of clause (i) and (ii) such Dispute shall, at the request of any relevant Party, be exclusively and finally determined by binding arbitration (as provided for in this Section 12.3) administered by JAMS in accordance with its Comprehensive Arbitration Rules & Procedures effective June 1, 2021, unless the Parties agree in writing to another arbitration service provider and/or rules of arbitration, except, in any event, the applicable rules of arbitration (the “Rules”) shall be modified as set out herein; provided that any relevant Party may commence arbitration or court proceedings seeking urgent relief (as described in Section 12.2) at any time. Any question of the arbitrability of any Dispute or the existence, scope, validity or enforceability of this Section 12.3 shall be referred to and resolved by the arbitrators.

(b) The seat of arbitration shall be Atlanta, Georgia, unless the Parties agree in writing to another seat of arbitration.

(c) For any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, the arbitration shall be conducted by a panel of three arbitrators. All other Disputes shall be conducted by a sole arbitrator. In the event any party challenges whether the dispute belongs above or below this monetary threshold for these purposes, the issue shall be resolved exclusively by the administrator of JAMS (or such other arbitration service provider as may be agreed upon in writing by the Parties), and shall be treated as an administrative matter only. In the case of a panel of three arbitrators, each Party shall appoint an arbitrator within twenty (20) days of a Party’s receipt of a Party’s demand for arbitration. The two Party-appointed arbitrators shall appoint the third and presiding arbitrator within twenty (20) days of the appointment of the second arbitrator. In the case of a sole arbitrator, the arbitrator shall be appointed in accordance with the applicable Rules. If any appointed arbitrator declines, resigns, becomes incapacitated, or otherwise refuses or fails to serve or to continue to serve as an arbitrator, the Party or arbitrators entitled to appoint such arbitrator shall appoint a successor within twenty (20) days. In the event an arbitrator is not appointed by a Party or the arbitrators within the time periods specified herein, JAMS (or such other arbitration service provider as may be agreed upon in writing by the Parties) shall be authorized to appoint such arbitrator in accordance with the applicable Rules. In all cases, all arbitrators must be a licensed attorney or judge with at least ten years of experience in commercial litigation and/or arbitration. With respect to any Dispute involving one or more claims for which Intellectual Property is a material aspect of such claim(s), the arbitrator(s) shall possess experience and expertise in the applicable field of Intellectual Property law.

(d) In the event a Party is in need of urgent relief prior to the appointment of the arbitrator(s), the Parties consent to the procedures and powers provided in the Rules for the appointment of an emergency arbitrator to consider such relief. Notwithstanding any rule to the contrary, the arbitrator(s), once appointed, will have full authority to modify, vacate or supplement any temporary or provisional relief issued by an emergency arbitrator on such grounds as the arbitrator(s) consider appropriate.

(e) Subject to Section 12.3(f), nothing contained herein is intended to or shall be construed to deprive any court of its jurisdiction to issue pre or post-arbitral injunctions, pre or post-arbitral attachments or other orders in aid of arbitration proceedings, or to enforce arbitration judgments and awards rendered hereunder, including by issuing orders confirming such judgments and awards. Without prejudice to such equitable remedies as may be granted by a court of competent jurisdiction, the arbitrators shall have full authority to grant provisional remedies and to direct the parties to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrators’ orders to that effect. The Parties agree to accept and honor all orders relating to interim or provisional remedies that are issued by the arbitrators and agree that any such orders may be enforced, as necessary, in any court of competent jurisdiction.

(f) The Parties consent and submit to the jurisdiction of any federal court in the Northern District of Georgia or, where such court does not have jurisdiction, any Georgia state court, in Fulton County, Georgia (“Georgia Courts”) with respect to any Dispute related to, arising out of or resulting from this Agreement (including for urgent relief as set forth in Section 12.2); provided that the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of Georgia Courts in any Proceeding to compel or contest the imposition of arbitration with respect to any Dispute related to, arising out of or resulting from this Agreement and the Parties shall not bring any such Proceedings in any court other than Georgia Courts. Notwithstanding anything in the preceding sentence to the contrary, any court of competent jurisdiction (whether Georgia Courts or otherwise) shall be entitled to issue pre- or post-arbitral attachments, other orders in aid of arbitration proceedings (including for interim or provisional remedies in aid of arbitration) or orders to enforce arbitration judgments and awards rendered hereunder, including by issuing orders confirming such judgments and awards. In furtherance of the foregoing, (i) irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Georgia Court; (ii) irrevocably consents to service of process sent by a national courier service (with written confirmation of receipt) to its address identified in Section 13.1; and (iii) irrevocably waives any right to trial by jury in any court as set forth in Section 12.4.

(g) Discovery shall be limited to only: (i) documents directly related to the issues in dispute; (ii) no more than three (3) depositions per Party for any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, or two (2) depositions per Party for all other Disputes; and (iii) ten (10) interrogatories per Party. The arbitration procedures shall include provision for production of documents relevant to the Dispute; provided that the parties shall make good faith efforts to conduct the arbitration such that all documentary and deposition discovery is completed within ninety (90) days of the appointment of the arbitrators or as soon as reasonably practicable thereafter. All discovery, if any, shall be completed within ninety (90) days of the appointment of the arbitrator(s) or as soon as practicable thereafter. The Parties agree that, without derogating from any other provisions of the Rules allowing for summary disposition, the arbitrator(s) shall permit applications for summary disposition to be filed at least thirty (30) days prior to any scheduled evidentiary hearing, and shall be empowered to grant such applications where justice and efficiency warrant such relief, in which case there shall be no need for a full evidentiary hearing. Adherence to formal rules of evidence in any hearing on the matter shall not be required and the arbitrators shall consider any evidence and testimony that the arbitrators determine to be relevant, in accordance with the Rules and procedures that the arbitrators determine to be appropriate.

(h) The parties shall make good faith efforts to conduct the arbitration such that all written submissions are submitted and any hearing to be conducted is held no later than one hundred and eighty (180) days following appointment of the arbitrators or as soon as reasonably practicable thereafter; provided, however, that the failure to meet such deadline shall not invalidate the arbitration or any award of the arbitrators.

(i) For any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, the panel of arbitrators shall render a reasoned award. For all other Disputes, the sole arbitrator shall not be required to render a reasoned award, provided, however, that such omission of written reasoning shall not invalidate the arbitration or any award of the sole arbitrator. In all cases, the arbitrator(s) shall make good faith efforts to render an award within thirty (30) days of the close of the hearing on the merits or the final written submission (whichever occurs later) or a soon as practicable thereafter; provided, however, that the failure to meet such deadline shall not invalidate the arbitration or any award of the arbitrator(s). The arbitrator(s) shall be entitled, if appropriate, to award any remedy that is permitted under this Agreement and applicable Law and Rules, including monetary damages, specific performance and other forms of legal and equitable relief. The Parties hereby waive any claim to attorneys’ fees, costs and expenses of arbitration, except as may be expressly required by statute, and the arbitrators are not empowered to and shall not award such damages.

(j) The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrator(s) shall be final and binding on the Parties and shall be the sole and exclusive remedy between the Parties regarding any Dispute presented to the arbitrators. The Parties agree to comply and cause the members of their applicable Group to comply with any award made in any such arbitration and agree to the enforcement of or entry of confirming judgment upon such award in any court of competent jurisdiction.

(k) Without limiting the provisions of the Rules, unless otherwise agreed in writing by the Parties, or as may be required by Law or any Governmental Authority, the relevant Parties shall keep, and shall cause the members of their applicable Group to keep, confidential all matters relating to any arbitration hereunder. The Parties agree not to disclose to any Third Party (i) the existence or status of the arbitration, (ii) all information made known and documents produced in the arbitration not otherwise in the public domain, and (iii) any award arising from the arbitration; provided, however, that such information and awards may be disclosed (x) to the extent reasonably necessary to enforce this Agreement or give effect to this Section 12.3, (y) to enter judgment upon any arbitral award rendered hereunder or as is required to protect or pursue any other legal right, and (z) to the extent otherwise required by Law or a Governmental Authority (including any public disclosure required by securities Laws).

12.4 Continuity of Service and Performance. During the course of resolving a Dispute pursuant to the provisions of this Article XII, the Parties will continue to provide all other services and honor all other commitments under this Agreement with respect to all matters not the subject of the Dispute.

12.5 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING ARISING OUT OF OR RELATING TO A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.5.

ARTICLE XIII

MISCELLANEOUS

13.1 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 13.1 or (ii) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 13.1 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the address for such party set forth below (or at such other address for a party as shall be specified from time to time in a notice given in accordance with this Section 13.1):

If to NCR:

NCR Corporation

864 Spring St NW

Atlanta, GA 30308

Attn: General Counsel/Notices

law.notices@ncr.com

If to ATMCo:

ATMCo

[•]

Attn: [Name]

[Email]

13.2 Waiver.

(a) Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.3 Modification or Amendment. This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

13.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither

Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under this Agreement in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement all at the same time) to an Affiliate or to a Person who acquires all or substantially all of a Party’s and its Affiliates’ business(es) and assets or equity related to this Agreement. In the event of any other sale or disposition of businesses or assets bearing or that otherwise utilize the Licensed Marks by ATMCo or its Affiliates, the acquirer thereof shall cease all use of the Licensed Marks on or in connection with such business or assets within six (6) months of such sale or other disposition.

13.5 Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.6 Governing Law. This Agreement, and all actions, causes of action, or claims of any kind (whether at Law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Law of the State of Maryland, irrespective of the choice of Law principles of the State of Maryland, including without limitation Maryland laws relating to applicable statutes of limitations and burdens of proof and available remedies.

13.7 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or equity.

13.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

13.9 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

13.10 Complete Agreement. This Agreement, including its schedules, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous negotiations, commitments and writings with respect to the subject matter of this Agreement. This Agreement, including its schedules, and the SDA, and the SDA, along with any other associated agreements, constitute the agreements that are the subject matter of the transactions contemplated by the SDA and its associated agreements, with this Agreement, including its schedules, being the sole and exclusive terms and conditions with respect to the subject matter of this Agreement.

13.11 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective as of the Effective Date. Execution of this Agreement or any other documents pursuant to this Agreement by email attaching DocuSign or other electronic copy of a signature shall be deemed to be, and shall have the same effect as if it was, executed by an original signature.

[Signature page follows. The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties hereto have signed and executed this Agreement on the dates set forth below.

NCR Corporation

By:
Name:
Title:
Date:

NCR ATMCo, LLC

By:
Name:
Title:
Date: